EXHIBIT 99.1

For Immediate Release: NR 17-07
GOLDCORP’S OFFER FOR OUTSTANDING SHARES OF EXETER –
 UPCOMING EXPIRY REMINDER
Vancouver, B.C., May 23, 2017: Exeter Resource Corporation (NYSE-MKT: XRA, TSX: XRC) (“Exeter” or the “Company”) reminds shareholders of the upcoming expiry on May 26, 2017 at 5:00 PM (Toronto Time) (the “Expiry Time”) of the previously announced Offer (the “Offer”) by Goldcorp to Exeter shareholders to acquire all of the issued and outstanding common shares of Exeter (the “Exeter Shares”) in exchange for common shares of Goldcorp (the “Goldcorp Shares”).  If all the conditions of the Offer are satisfied or waived, holders of Exeter Shares that accept the Offer will receive 0.12 of a Goldcorp Share in exchange for each Exeter Share acquired by Goldcorp. Exeter urges shareholders to submit their tender instructions well in advance of the expiry deadline.
Key Reasons to Tender:

✓	67% premium over the last trading price of the Exeter Shares the day before the announcement of the Offer
✓	Continued Participation in Exeter’s Caspiche Project
✓	Unanimous Exeter Board Recommendation
✓	Greater Liquidity and Ownership in an Industry Leader
✓	Exposure to Goldcorp’s High Quality Asset Portfolio and Growth Profile
✓	Disciplined and Focused Management Team in Place with a Proven Track Record of Value Creation
✓	Financial Capacity to Secure the Future of the Caspiche Project
✓	Eliminates Single Asset, Country Operating and Financial Risks

TO ACCEPT THE OFFER YOU MUST TENDER YOUR SHARES PRIOR TO THE EXPIRY
ON MAY 26, 2017 AT 5:00PM (TORONTO TIME)
How to Tender:
Registered Shareholders who wish to accept the Offer must properly complete and execute the Letter of Transmittal and deposit it, prior to the Expiry Time, together with certificate(s) representing the Exeter Shares in respect of which the Offer is being accepted.

Non-Registered Shareholders whose Exeter Shares are held through an investment dealer, bank, trust company or other intermediary should immediately contact that intermediary advising of their instructions to tender their shares to the Offer. Non-Registered Shareholders should note that their intermediary’s deadline will likely be prior to the Expiry Time of the Offer. Non-Registered Shareholders are advised to contact their intermediaries immediately in order to submit their instructions to the Offer.

The full details of the Offer are set out in the take-over bid circular and accompanying offer documents (collectively, the “Offer Documents”), which are available on SEDAR at www.sedar.com under Exeter’s profile. Goldcorp also concurrently filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-10 (the “Registration Statement”), which contains a prospectus relating to the Offer (the “Prospectus”), and a tender offer statement on Schedule TO (the “Schedule TO”). Exeter has filed with the SEC a Schedule 14D-9 related to the Offer and Exeter’s directors’ circular dated April 20, 2017. Materials filed with the SEC are available electronically without charge at the SEC's website at www.sec.gov.Documents may also be obtained free of charge from the Offeror by contacting the Information Agent, Kingsdale Advisors at 1-866-851-2743.
This news release is not a substitute for the Offer Documents, the Prospectus, the Registration Statement, the Schedule TO or the Schedule 14D-9. EXETER SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS BECAUSE EACH WILL CONTAIN IMPORTANT INFORMATION ABOUT GOLDCORP, EXETER AND THE OFFER.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Goldcorp or Exeter.  The securities registered pursuant to the Registration Statement are not offered in any jurisdiction in which such offer is not permitted.
About Exeter Resource Corporation:
Exeter is a Canadian mineral exploration company focused on the exploration and development of the Caspiche project in Chile. Caspiche is well located in Chile’s Maricunga district, which has good infrastructure and is in close proximity to other large scale mining operations and projects in development.
About Goldcorp:
Goldcorp is a senior gold producer focused on responsible mining practices with safe, low-cost production from a high-quality portfolio of mines. For further information about Goldcorp, please visit their website at www.goldcorp.com.

Questions or Requests for Assistance may be Directed to Exeter’s Information Agent:

North American Toll Free: 1-877-452-7184
Collect Calls Outside North America: 416-304-0211
E-mail: assistance@laurelhill.com

Cautionary Note Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Exchange Act of 1934, as amended,  the United States Private Securities Litigation Reform Act of 1995, or in releases made by the United States Securities and Exchange Commission, all as may be amended from time to time, and “forward-looking information” under the provisions of applicable Canadian securities legislation, concerning the business, operations and financial performance and condition of Goldcorp and Exeter. Forward-looking statements include, but are not limited to, statements with respect to the anticipated benefits of the acquisition of Exeter to Goldcorp, the number of Goldcorp shares to be issued, timing and anticipated receipt of regulatory approvals for the Offer, the ability of the parties to satisfy conditions of and to complete the Offer within the times specified, the development of the Caspiche project, the future price of gold, silver, copper, lead and zinc, the estimation of Mineral Reserves and Mineral Resources, the realization of Mineral Reserve estimates, the timing and amount of estimated future production, costs of production, targeted cost reductions, capital expenditures, free cash flow, costs and timing of the development of new deposits, success of exploration activities, permitting time lines, hedging practices, currency exchange rate fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, timing and possible outcome of pending litigation, title disputes or claims and limitations on insurance coverage. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” , “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” , “believes”, or variations or comparable language of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, "should", “might” or “will be taken”, “occur” or “be achieved” or the negative connotation thereof.
Forward-looking statements are necessarily based upon a number of factors and assumptions that, if untrue, could cause the actual results, performances or achievements to be materially different from future results, performances or achievements expressed or implied by such statements. Such statements and information are based on numerous assumptions regarding present and future business strategies and the environment in which Goldcorp and Exeter will operate in the future, including the price of gold, anticipated costs and ability to achieve goals. In respect of the forward-looking statements concerning the anticipated completion of the proposed Offer and the anticipated timing for completion of the Offer, Goldcorp and Exeter have provided them in reliance on certain assumptions that they believe are reasonable at this time, including assumptions as to the ability of the parties to receive, in a timely manner, the necessary regulatory and other third party approvals and the ability of the parties to satisfy, in a timely manner, the other conditions to the closing of the Offer. Certain important factors that could cause actual results, performances or achievements to differ materially from those in the forward-looking statements include, among others, gold price volatility, discrepancies between actual and estimated production, Mineral Reserves and Mineral Resources and metallurgical recoveries, mining operational and development risks, litigation risks, regulatory restrictions (including environmental regulatory restrictions and liability), changes in national and local government legislation, taxation, controls or regulations and/or change in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in Canada, the United States and other jurisdictions in which Goldcorp and Exeter do or may carry on business in the future, delays, suspension and technical challenges associated with capital projects, higher prices for fuel, steel, power, labour and other consumables, currency fluctuations, the speculative nature of gold exploration, the global economic climate, dilution, share price volatility, competition, loss of key employees, additional funding requirements and defective title to mineral claims or property. Although Goldcorp and Exeter believe their expectations are based upon reasonable assumptions and has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.
Forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to: the risk that the Shareholders do not tender their shares to the Offer; the risk that the transaction may not close when planned or at all or on the terms and conditions set forth in the support agreement; the failure to obtain the necessary third party approvals required in order to proceed with the transaction; the benefits expected from the Offer not being realized; risks related to the integration of acquisitions; risks related to international operations, including economic and political instability in foreign jurisdictions in which Goldcorp and Exeter operate; risks related to current global financial conditions; risks related to joint venture operations; actual results of current exploration activities; actual results of current reclamation activities; environmental risks; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold, silver, copper, lead and zinc; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; mine development and operating risks; accidents, labour disputes and other risks of the mining industry; risks associated with restructuring and cost-efficiency initiatives; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; risks related to the integration of acquisitions; risks related to indebtedness and the service of such indebtedness, as well as those factors discussed in the section entitled "Risk Factors” in Goldcorp’s and Exeter’s most recent annual information form  available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Although Goldcorp and Exeter have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Forward-looking statements are made as of the date hereof and, accordingly, are subject to change after such date. Except as otherwise indicated by Goldcorp and Exeter, these statements do not reflect the potential impact of any non-recurring or other special items or of any disposition, monetization, merger, acquisition, other business combination or other transaction that may be announced or that may occur after the date hereof. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans and allowing investors and others to get a better understanding of Goldcorp's  and Exeter’s operating environment. Goldcorp and Exeter do not intend or undertake to publicly update any forward-looking statements that are included in this press release, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.
NEITHER THE TSX NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF
THE TSX) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE